EX-99.CERT

ROBECO-SAGE TRITON FUND, L.L.C.
EXHIBIT 11(B) TO FORM N-CSR



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



Robeco-Sage Triton Fund, L.L.C.

     In connection with the Report on Form N-CSR (the "Report") of the above-named issuer for the period ended September 30, 2004 that is accompanied by this certification, the undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.



/s/ Nathan Peters
-----------------
Nathan Peters
Principal Financial Officer
November 24, 2004


This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed to as filed by the Robeco-Sage Triton Fund, L.L.C. for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability of that section

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to [[SEI Investments Global Funds Services, Inc.]] and will be retained by [[SEI Investments Global Funds Services, Inc.]] and furnished to the Securities and Exchange Commission or its staff upon request.